EXHIBIT 99.1

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Reports Third Quarter 2011 Results

ONEONTA, Alabama (November 2, 2011) – Otelco Inc. (NASDAQ: OTT) (TSX: OTT.un), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, today announced results for its third quarter ended September 30, 2011.  Key highlights for Otelco include:

•	Total revenues of $25.3 million for third quarter 2011.
•	Operating income of $6.1 million for third quarter 2011.
•	Adjusted EBITDA (as defined below) of $11.1 million for third quarter 2011.

“Third quarter results softened a bit as we completed the expansion of our CLEC market coverage in New Hampshire, Massachusetts and northern Maine,” said Mike Weaver, President and Chief Executive Officer of Otelco. “With all nine of the new collocation sites now operational, our sales and marketing efforts are underway to address each of these new markets.  We originally projected these new sites to be operational early in the second quarter and the delay negatively impacted our margins as cost of services increased with little opportunity to increase revenue in these areas for the first nine months of this year.

“We continue to find ways to reduce costs and improve margins in our business,” continued Weaver.  “In our CLEC operations, significant changes have been made in our sales and marketing organization this quarter.  In addition, we expanded our product offerings with additional hosted IP products.  In our RLEC business, we recently consolidated our Alabama business offices resulting in reduced costs and increased efficiencies.  There is approximately $150,000 of nonrecurring expense in the third quarter related to these changes.

“The acquisition of Shoreham Telephone Company in Vermont was completed on October 14, adding some 5,000 access line equivalents to the Otelco family,” added Weaver.  “Shoreham will anchor our CLEC expansion into the fourth New England state next year.

“In 2004, we indicated our intent to build value at Otelco and return cash to our shareholders. Our twenty-seventh consecutive IDS dividend is evidence of that continuing commitment,” Weaver concluded.

Distribution to Income Deposit Security Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting.  For this quarter, the Board is meeting on November 15, 2011.  The scheduled interest and any dividend declared will be paid on December 30, 2011, to holders of record as of the close of business on December 15, 2011.  The interest payment will cover the period from September 30, 2011 through December 29, 2011.  Currently, it is anticipated that the Company’s dividends in 2011 will continue to be treated as a return of capital for tax purposes.  The Company has made twenty-seven successive quarterly distributions of dividends and interest since its IDSs were originally offered to the public in December 2004.

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Otelco Reports Third Quarter 2011 Results

November 2, 2011

Third Quarter 2011 Financial Summary
(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Change
	2010	2011	Amount	Percent
Revenues	$26,145	$25,303	$(842)	(3.2	) %
Operating income	$6,728	$6,124	$(604)	(9.0	) %
Interest expense	$(6,321)	$(6,222)	$(99)	(1.6	) %
Net income available to stockholders	$63	$885	$822	*
Basic net income per share	$-	$0.07	$0.07	*
Diluted net income per share	$-	$0.07	$0.07	*

Adjusted EBITDA(a)	$12,671	$11,094	$(1,577)	(12.4	) %
Capital expenditures	$2,357	$2,097	$(260)	(11.0	) %

* Not a meaningful calculation

	Nine Months Ended September 30,		Change
	2010	2011	Amount	Percent
Revenues	$78,450	$76,196	$(2,254)	(2.9	) %
Operating income	$19,608	$18,771	$(837)	(4.3	) %
Interest expense	$(18,489)	$(18,592)	$103	0.6%
Net income available to stockholders	$95	$2,173	$2,078	*
Basic net income per share	$0.01	$0.16	$0.15	*
Diluted net income per share	$0.01	$0.16	$0.15	*

Adjusted EBITDA(a)	$37,891	$34,393	$(3,498)	(9.2	) %
Capital expenditures	$6,444	$8,448	$2,004	31.1%

* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income
	Three Months ended September 30,		Nine Months ended September 30,
	2010	2011	2010	2011
Net income	$63	$885	$95	$2,173
Add: Depreciation	3,264	2,922	10,164	8,751
Interest expense - net of premium	5,979	5,880	17,470	17,566
Interest expense - amortize loan cost	342	342	1,019	1,026
Income tax expense (benefit)	136	(323)	137	36
Change in fair value of derivatives	359	(654)	1,421	(1,641)
Loan fees	19	19	57	57
Amortization - intangibles	2,509	2,023	7,528	6,425
Adjusted EBITDA	$12,671	$11,094	$37,891	$34,393

(a) Adjusted EBITDA is defined as consolidated net income plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports Third Quarter 2011 Results

November 2, 2011

Key Operating Statistics
						Quarterly
						% Change
	December 31,		March 31,	June 30,	September 30,	from
	2009	2010	2011	2011	2011	June 30, 2011
Otelco access line equivalents(1)	100,356	99,639	99,271	98,304	97,958	(0.4	) %

RLEC and other services:
Voice access lines	48,215	45,461	44,770	44,113	43,444	(1.5	) %
Data access lines	20,066	20,852	21,158	21,137	21,162	0.1%
Access line equivalents(1)	68,281	66,313	65,928	65,250	64,606	(1.0	) %
Cable television customers	4,195	4,227	4,029	4,054	4,156	2.5%
Satellite television customers	100	125	217	222	224	0.9%
Additional internet customers	9,116	6,975	6,435	6,046	5,654	(6.5	) %
RLEC dial-up	786	393	341	307	274	(10.7	) %
Other dial-up	6,439	4,300	3,786	3,403	3,085	(9.3	) %
Other data lines	1,891	2,282	2,308	2,336	2,295	(1.8	) %

CLEC:
Voice access lines	28,647	29,944	30,084	29,842	30,145	1.0%
Data access lines	3,428	3,382	3,259	3,212	3,207	(0.2	) %
Access line equivalents(1)	32,075	33,326	33,343	33,054	33,352	0.9%
Wholesale network connections	132,324	149,043	152,101	154,785	155,691	0.6%

	For the Year Ended		For the Three Months Ended
	December 31,		March 31,	June 30,	September 30,
	2009	2010	2011	2011	2011
Total revenues (in millions):	$103.8	$104.4	$25.4	$25.5	$25.3
RLEC	$60.8	$58.4	$14.2	$14.3	$14.1
CLEC	$43.0	$46.0	$11.2	$11.2	$11.2

(1) We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR THIRD QUARTER 2011:

Revenues

Total revenues decreased 3.2% in the three months ended September 30, 2011, to $25.3 million from $26.1 million in the three months ended September 30, 2010.  Decreases in RLEC voice access line related revenues in 2011 and one-time benefits in 2010 from the resolution of several contingent items accounted for the majority of the difference.  The table below provides the components of our revenues for the three months ended September 30, 2011 compared to the same period of 2010.

	Three Months Ended September 30,		Change
	2010	2011	Amount	Percent
	(dollars in thousands)
Local services	$12,423	$11,715	$(708)	(5.7	) %
Network access	8,077	8,048	(29)	(0.4)
Cable television	717	770	53	7.4
Internet	3,521	3,442	(79)	(2.2)
Transport services	1,407	1,328	(79)	(5.6)
Total	$26,145	$25,303	$(842)	(3.2)

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Otelco Reports Third Quarter 2011 Results

November 2, 2011

Local services revenue decreased 5.7% in the third quarter to $11.7 million from $12.4 million in the quarter ended September 30, 2010.  RLEC revenue decreased $0.4 million reflecting the decline in RLEC voice access lines. One-time benefits in 2010 from the resolution of several contingent items accounted for the remaining decline. Network access revenue decreased 0.4% in the third quarter to $8.0 million from $8.1 million in the quarter ended September 30, 2010. A small decline in interstate and intrastate switched access revenue was offset by an increase in end user related charges. Cable television revenue in the three months ended September 30, 2011, increased 7.4% to $0.8 million in the quarter ended September 30, 2011 compared to $0.7 million for the same period in 2010.  Growth in IPTV subscribers, video on demand and the shift to high-definition packages in Alabama was offset by the decline in basic cable revenue and revenue associated with the conversion of our Missouri cable customers to satellite services during first quarter 2011. Internet revenue for the third quarter 2011 decreased 2.2% to $3.4 million from $3.5 million in the three months ended September 30, 2010. Growth in broadband data lines partially offset the loss of dial-up subscribers.  Transport services revenue decreased 5.6% to $1.3 million in the three months ended September 30, 2011 from $1.4 million for the same period in 2010.  Market price changes for new and existing customers caused the decline.

Operating Expenses

Operating expenses in the three months ended September 30, 2011, decreased 1.2% to $19.2 million from $19.4 million in the three months ended September 30, 2010.  Cost of services and products increased 6.3% to $11.0 million in the quarter ended September 30, 2011, from $10.3 million in the quarter ended September 30, 2010. Higher costs associated with the implementation of new hosted PBX customers and the expanded sales organization  were partially offset by reduced RLEC expenses, long distance costs and overhead expenses. Selling, general and administrative expenses decreased 1.8% to $3.2 million in the three months ended September 30, 2011, from $3.3 million in the three months ended September 30, 2010, primarily related to a reduction in employee and benefit costs partially offset by higher legal costs associated with the Shoreham acquisition and uncollectible expenses associated with carrier billing and customer credits. Depreciation and amortization for third quarter 2011 decreased 14.4% to $4.9 million from $5.8 million in third quarter 2010.  Amortization of intangible assets associated with the Country Road acquisition decreased $0.3 million, including contract and customer base intangible assets. Amortization of the telephone plant adjustment associated with the Mid-Maine acquisition was completed at the end of second quarter 2011, accounting for a decrease of $0.2 million. The remaining decrease of $0.3 million reflects lower depreciation of plant assets in Otelco’s regulated entities as assets become fully depreciated.

Interest Expense

Interest expense decreased 1.6% to $6.2 million in the three months ended September 30, 2011, from $6.3 million in the quarter ended September 30, 2010. The decrease in interest expense reflects lower senior long-term notes outstanding resulting from voluntary principal prepayments of $6.5 million.

Change in Fair Value of Derivatives

As a requirement of the existing senior debt, the Company has two interest rate swap agreements intended to hedge changes in interest rates on its senior debt. The swap agreements do not qualify for hedge accounting under the technical requirements of Accounting Standards Codification 815. Changes in value for the two swaps are reflected in change in the fair value of derivatives on the income statement and have no impact on cash. Over the life of the swaps, the change in value will be zero, with no impact on Adjusted EBITDA or operations.  The liability for the swap decreased $0.7 million in third quarter 2011 compared to an increase in the liability for the swap of $0.4 million in the third quarter of 2010.

Adjusted EBITDA

Adjusted EBITDA for the three months ended September 30, 2011, was $11.1 million compared to $12.7 million for the same period in 2010 and $11.9 million in the second quarter of 2011.  See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet

As of September 30, 2011, the Company had cash and cash equivalents of $17.8 million compared to $18.2 million at the end of 2010.  The third quarter distribution of $5.6 million in interest and dividends to our shareowners, and $0.3 million in interest to our bond holders, occurred on September 30, 2011.  This represents the twenty-seventh consecutive quarterly distribution since going public in December 2004. The acquisition of Shoreham Telephone Company on October 14, 2011, while not reflected in the current financial statements, was completed with cash from our balance sheet.

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Otelco Reports Third Quarter 2011 Results

November 2, 2011

Capital Expenditures

Capital expenditures were $2.1 million for the quarter, reflecting the completion of infrastructure and cost saving projects. Capital expenditures were $2.8 million and $3.5 million, in first and second quarter 2011, respectively.

Third Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Thursday, November 3, 2011, at 11:00 a.m. ET.  To participate in the call, participants should dial (719) 325-2387 and ask for the Otelco call 10 minutes prior to the start time.  Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company's website at www.OtelcoInc.com  or www.earnings.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com or www.earnings.com for 30 days.  A one-week telephonic replay may also be accessed by calling (719) 457-0820 and using the passcode 4640013.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia.  The Company’s services include local and long distance telephone, network access, transport, digital high-speed data lines and dial-up internet access, cable television and other telephone related services. With more than 102,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines.  Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services through several subsidiaries.  For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Third Quarter 2011 Results

November 2, 2011

OTELCO INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2010	2011
Assets		(unaudited)
Current assets
Cash and cash equivalents	$18,226,374	$ 17,761,824
Accounts receivable:
Due from subscribers, net of allowance for doubtful
accounts of $230,752 and $273,345 respectively	4,406,257	4,360,122
Unbilled receivables	2,161,277	2,197,367
Other	4,299,088	5,486,213
Materials and supplies	1,817,311	1,999,397
Prepaid expenses	1,305,028	1,180,987
Deferred income taxes	626,267	626,267
Total current assets	32,841,602	33,612,177

Property and equipment, net	63,887,213	62,616,216
Goodwill	188,190,078	188,190,078
Intangible assets, net	25,934,042	20,501,145
Investments	1,967,095	1,947,963
Deferred financing costs	5,757,825	4,731,752
Deferred income taxes	4,415,097	4,415,097
Other assets	183,946	122,940
Total assets	$323,176,898	$ 316,137,368

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$768,055	$ 1,460,497
Accrued expenses	7,926,954	7,217,175
Advance billings and payments	1,595,133	1,485,017
Deferred income taxes	353,285	353,285
Customer deposits	172,479	179,524
Total current liabilities	10,815,906	10,695,498
Deferred income taxes	42,512,576	42,512,576
Interest rate swaps	2,471,331	830,299
Advance billings and payments	656,968	625,930
Other liabilities	368,349	401,144
Long-term notes payable	271,595,855	271,133,432
Total liabilities	328,420,985	326,198,879

Stockholders' Deficit
Class A Common Stock, $.01 par value-authorized 20,000,000 shares;
issued and outstanding 13,221,404 shares	132,214	132,214
Additional paid in capital	921,718	-
Retained deficit	(6,298,019)	(10,193,725)
Total stockholders' deficit	(5,244,087)	(10,061,511)
Total liabilities and stockholders' deficit	$323,176,898	$ 316,137,368

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Otelco Reports Third Quarter 2011 Results

November 2, 2011

OTELCO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Revenues	26,145,227	25,302,747	78,450,381	76,195,806

Operating expenses
Cost of services and products	10,336,220	10,985,814	31,374,193	32,762,538
Selling, general and administrative expenses	3,307,743	3,248,746	9,775,255	9,485,763
Depreciation and amortization	5,773,298	4,944,033	17,692,899	15,176,030
Total operating expenses	19,417,261	19,178,593	58,842,347	57,424,331

Income from operations	6,727,966	6,124,154	19,608,034	18,771,475

Other income (expense)
Interest expense	(6,320,757)	(6,222,487)	(18,488,869)	(18,591,790)
Change in fair value of derivatives	(358,833)	654,791	(1,421,282)	1,641,032
Other income	150,790	6,189	533,649	388,686
Total other expenses	(6,528,800)	(5,561,507)	(19,376,502)	(16,562,072)

Income before income tax	199,166	562,647	231,532	2,209,403
Income tax (expense) benefit	(136,091)	322,815	(136,835)	(36,013)

Net income available to common stockholders	$ 63,075	$ 885,462	$ 94,697	$ 2,173,390

Weighted average common shares outstanding:
Basic	13,221,404	13,221,404	12,906,173	13,221,404
Diluted	13,221,404	13,221,404	13,221,404	13,221,404
Basic net income per common share	$ -	$ 0.07	$ 0.01	$ 0.16
Diluted net income per common share	$ -	$ 0.07	$ 0.01	$ 0.16

Dividends declared per common share	$ 0.18	$ 0.18	$ 0.53	$ 0.53

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Otelco Reports Third Quarter 2011 Results

November 2, 2011

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Nine Months Ended
	September 30,
	2010	2011
Cash flows from operating activities:
Net income	$94,697	$2,173,390
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation	10,164,224	8,751,166
Amortization	7,528,676	6,424,864
Amortization of debt premium	(68,220)	(76,595)
Amortization of loan costs	1,019,326	1,026,072
Change in fair value of derivatives	1,421,282	(1,641,032)
Provision for uncollectible revenue	179,634	545,338
Changes in operating assets and liabilities; net of operating assets and liabilities acquired:
Accounts receivable	(1,574,850)	(1,654,102)
Material and supplies	205,834	(182,086)
Prepaid expenses and other assets	206,918	111,735
Income tax receivable	389,486	-
Accounts payable and accrued liabilities	(142,257)	(17,338)
Advance billings and payments	(59,859)	(141,154)
Other liabilities	69,397	39,841

Net cash from operating activities	19,434,288	15,360,099

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(6,443,959)	(8,448,004)
Deferred charges	(1,041)	-

Net cash used in investing activities	(6,445,000)	(8,448,004)

Cash flows used in financing activities:
Cash dividends paid	(6,894,819)	(6,990,817)
Direct cost of exchange of Class B shares for Class A common shares	(194,053)	-
Principal repayment of long-term debt	-	(385,828)
Loan origination costs	(155,160)	-

Net cash used in financing activities	(7,244,032)	(7,376,645)

Net increase (decrease) in cash and cash equivalents	5,745,256	(464,550)
Cash and cash equivalents, beginning of period	17,731,044	18,226,374

Cash and cash equivalents, end of period	$23,476,300	$17,761,824

Supplemental disclosures of cash flow information:
Interest paid	$17,345,346	$17,642,313

Income taxes paid (received)	$(197,534)	$165,061

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